Exhibit 10.2

SECURED PROMISSORY NOTE

$2,500,000	August 23, 2018

FOR VALUE RECEIVED, the undersigned, ParkerVision, Inc., a Florida corporation, (the “Maker”) unconditionally promises to pay to the order of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., a Massachusetts professional corporation (“Mintz Levin”), at One Financial Center, Boston, MA 02111, or at such other place as Mintz Levin or any holder hereof may from time to time designate, the principal sum of TWO AND ONE HALF MILLION UNITED STATES DOLLARS ($2,500,000), in lawful money of the United States, in accordance with this Secured Promissory Note (this “Note”).  This Note shall be non-interest bearing except in an Event of Default (as defined below).

This Note is payable in monthly installments with a first installment of ONE HUNDRED THOUSAND DOLLARS due upon execution of this Note and monthly installments of TWO HUNDRED THOUSAND DOLLARS ($200,000) commencing November 1, 2018 and continuing until the entire unpaid principal balance of this Note is paid, without interest except as set forth below. Whenever any payment hereunder shall be due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day.

The Maker may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium.

The Maker’s performance of its obligations under this Note will be secured by the IP Collateral identified and described as security therefor in the Security Agreement between Maker and Mintz Levin (the “Security Agreement”), subject to an amendment of security interest and amendment to the Claims Proceeds Investment Agreement between the Maker and Brickell Key Investments, LP (“BKI”) whereby BKI agrees to release the IP Collateral.

Consideration for this Note is the forbearance of Mintz Levin in the collection of its attorney’s fees and costs owed for services and costs incurred and billed through June 30, 2018 in the amount of $1,898,170 from invoices due to Mintz Levin by Maker in accordance with the Fee Agreement (as defined in the Security Agreement), and prepayment of $601,830 for attorney’s fees and costs to be billed in the future under the Fee Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged.  To the extent an amount less than $601,830 is incurred for future attorney’s fees and costs under the Fee Agreement, the outstanding balance of the Note will be reduced accordingly.

In the event that Maker is sold, directly or indirectly, through a sale or other transfer of all or substantially all of its assets, or a transfer of 50% or more of its capital stock in one or a series of transactions, or through a merger or other transaction with similar effect, then upon such event Maker shall pay the entire outstanding balance of this Note.

If the Maker shall default in the punctual payment of any sum payable with respect to this Note, or if a Maker liquidates, or if the Maker contest or fails to perform their obligations to Mintz Levin for any reason whatsoever, or if any lien, levy, execution, seizure, attachment or garnishment shall be issued, made or filed on or against any property of either Maker, or if either Maker shall become insolvent (however defined or evidenced), make an assignment for the benefit of creditors, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against, Maker or any property of Maker (each of the foregoing, an "Event of Default"), then Mintz Levin may, at its option, declare any or all of the amounts owing under this Note, to be due and payable, whereupon the maturity of the then unpaid balance of this Note shall be accelerated and the same, together with all interest accrued thereon, shall forthwith become due and payable, provided that if any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by or against Maker or the property of Maker, all amounts owing under this Note shall be, without notice, declaration or any action by Mintz Levin, accelerated, and immediately due and payable. After an Event of Default and/or acceleration, as herein provided, interest shall accrue and be payable on demand prospectively from the Event of Default until this Note is fully satisfied at a rate of 12% per annum.  In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

The Maker hereby waives diligence, demand, presentment, protest and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.  No act, omission or delay by Mintz Levin or course of dealing between Mintz Levin and the Maker shall constitute a waiver of the rights and remedies of Mintz Levin hereunder.  No single or partial waiver by Mintz Levin of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion.

THE MAKER ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS NOTE WITH COUNSEL OF THEIR CHOICE, AND THAT IT HAS BEEN ADVISED TO DO SO, THAT IT HAS MADE ITS OWN DETERMINATION TO EXECUTE THIS NOTE AFTER CONSIDERATION OF ALL OF THE TERMS OF THIS NOTE AND ALL OTHER FACTORS WHICH IT CONSIDERS RELEVANT.

Maker hereby agrees that the performance, construction and enforcement of this Note shall be governed by the laws of the State of New York.  Maker consents to the jurisdiction of any and all State and Federal courts in the State of New York, which courts shall have the exclusive jurisdiction over controversies which may arise under or in relation to this Note, including but not limited to controversies relating to the execution, interpretation, breach, enforcement or compliance with this Note.  Maker hereby consents to service, jurisdiction and venue of such courts for any litigation arising from this Note, and waivers any other venue to which it might be entitled by virtue of domicile, residence, incorporation or otherwise.

Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service or by email and shall be given,

If to the Maker:

ParkerVision, Inc.

7915 Baymeadows Way, Suite 400

Jacksonville, Florida  32256

Attention: Chief Financial Officer

Email:  cpoehlman@parkervision.com

If to Mintz Levin, to its address set forth above or such other address as such party may hereafter specify by notice to Mintz Levin and the Maker.

No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the Maker and Mintz Levin.

In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

This Note and all obligations evidenced hereby shall be binding upon the successors and assigns of the Maker and shall, together with the rights and remedies of Mintz Levin hereunder, inure to the benefit of Mintz Levin, its successors, endorsees and assigns.

In the event that the Maker default on any obligations hereunder, the Maker agrees to pay, in addition to unpaid principal and interest, all reasonable costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

This Note shall take effect as an instrument under seal.

MAKER:

PARKERVISION, INC.

By:	/s/ Jeffrey Parker
Chief Executive Officer